UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sealed Air Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2415 Cascade Pointe Boulevard

Charlotte, North Carolina 28208

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on November 16, 2025, Sealed Air Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”) with Sword Purchaser, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC, and Sword Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement was unanimously approved by the board of directors of the Company.

In connection with the Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement dated January 23, 2026 (the “Proxy Statement”), which the Company first mailed to its stockholders on or about January 26, 2026.

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, three lawsuits, captioned Dixon v. Sealed Air Corp., Index No. 650557/2026 (N.Y. Sup. Ct., County of New York Jan. 28, 2026), McDaniels v. Sealed Air Corp., Index No. 650665/2026 (N.Y. Sup. Ct., County of New York Jan. 29, 2026), and Garfield v. Ahmad, Index No. 56831/2026 (N.Y. Sup. Ct., County of Westchester Feb. 4, 2026), have been filed (the “Lawsuits”). In addition, the Company received demand letters from counsel representing individual stockholders of the Company (the “Demand Letters” and, together with the Lawsuits, the “Matters”). The Matters allege, among other things, that the defendants caused a materially incomplete and misleading Proxy Statement relating to the Merger to be filed with the SEC in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder, in breach of their fiduciary obligations under state law, in violation of state laws and/or in violation of state securities acts.

The Company believes that the claims asserted in the Matters are without merit and supplemental disclosures are not required under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company is supplementing the Proxy Statement as described in this Current Report on Form 8-K. The Company and the other named defendants deny that they have violated any laws or breached any duties to the Company’s stockholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Matters that any additional disclosure was or is required.

Supplemental Disclosures to Proxy Statement in Connection with the Matters

The additional disclosures (the “Supplemental Disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on

Form 8-K shall supersede or supplement the information contained in the Proxy Statement. All page references are to the Proxy Statement and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement. New text is marked in bold, deleted text is marked with a strikethrough.

1.

The first paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Discounted Cash Flow Analysis” (pages 49 to 50 of the Proxy Statement) is hereby amended and restated as follows:

Evercore performed a discounted cash flow analysis of Sealed Air to calculate the estimated present value of the standalone unlevered, after-tax free cash flows (defined for purposes of this section of this proxy statement captioned “—Opinion of Evercore Group L.L.C.” as net operating profit after tax, plus depreciation and amortization, less other cash flows (including restructuring payments, pension cash payments and other select items), less stock based compensation, plus / less change in net working capital, less capital expenditures) that Sealed Air was forecasted to generate during Sealed Air’s fiscal years 2025 through 2030 based on the Management Projections provided to Evercore by Sealed Air’s management. Evercore calculated terminal values for Sealed Air by applying perpetuity growth rates of 2.25% to 3.00%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows of $627 million that Sealed Air was forecasted to generate based on the Management Projections. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2025 using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of Sealed Air’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience.

2.

The second paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Discounted Cash Flow Analysis” (page 50 of the Proxy Statement) is hereby amended and restated as follows:

Based on this range of implied enterprise values, Sealed Air’s estimated net debt (calculated as total debt less cash and cash equivalents) as of December 31, 2025 of approximately $3,793 million, ~~and~~ Sealed Air’s after-tax pension and other post-employment benefit (“OPEB”) liabilities as of December 31, 2024 (tax adjusted at a 26.5% tax rate) of approximately $63 million, and the number of fully diluted shares of Sealed Air common stock as of October 31, 2025 and calculated using the treasury stock method, of approximately 149.7 million shares of Sealed Air common stock, in each case as provided by Sealed Air’s management, this analysis indicated a range of implied equity values per share of Sealed Air common stock of $32.87 to $51.19, compared to the Merger Consideration of $42.15 per share of Sealed Air common stock, the pre-leak price of $36.38 per share of Sealed Air common stock and the unaffected price of $29.84 per share of Sealed Air common stock.

3.

The second to last paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Selected Public Company Trading Analysis” (page 51 of the Proxy Statement) is hereby amended and restated as follows:

Based on this range of implied enterprise values, Sealed Air’s estimated net debt (calculated as total debt less cash and cash equivalents) as of September 30, 2025, and Sealed Air’s after-tax pension and OPEB liabilities as of December 31, 2024 (tax adjusted at a 26.5% tax rate) of approximately $63 million, and the number of fully diluted shares of Sealed Air common stock as of October 31, 2025 and calculated using the treasury stock method, of approximately 149.7 million shares of Sealed Air common stock, in each case as provided by Sealed Air’s management, this analysis indicated a range of implied equity values per share of Sealed Air common stock of $33.97 to $41.52, compared to the Merger Consideration of $42.15 per share of Sealed Air common stock, the pre-leak price of $36.38 per share of Sealed Air common stock and the unaffected price of $29.84 per share of Sealed Air common stock.

4.

The second to last paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Selected Transactions Analysis” (page 52 of the Proxy Statement) is hereby amended and restated as follows:

Based on the multiples derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM EBITDA multiples of 8.0x to 9.0x and applied this range of multiples to Sealed Air’s LTM EBITDA as of September 30, 2025, based on the financial results for Sealed Air provided by Sealed Air management. Based on this range of implied enterprise values, Sealed Air’s estimated net debt (calculated as total debt less cash and cash equivalents) as of September 30, 2025, and Sealed Air’s after-tax pension and OPEB liabilities as of December 31, 2024 (tax adjusted at a 26.5% tax rate) of approximately $63 million, and the number of fully diluted shares of Sealed Air common stock as of October 31, 2025 and calculated using the treasury stock method, of approximately 149.7 million shares of Sealed Air common stock, in each case as provided by Sealed Air’s management, this analysis indicated a range of implied equity values per share of Sealed Air common stock of $33.82 to $41.34, compared to the Merger Consideration of $42.15 per share of Sealed Air common stock, the pre-leak price of $36.38 per share of Sealed Air common stock and the unaffected price of $29.84 per share of Sealed Air common stock.

5.

The first paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Present Value of Future Share Price Analyses—Separation Scenario” (pages 54 to 55 of the Proxy Statement) is hereby amended and restated as follows:

As directed by Sealed Air, Evercore also conducted a Separation Scenario analysis that assumed the sale of Sealed Air’s protective packaging operations (“Protective”) at a sale multiple of 8.5x LTM EBITDA as of December 31, 2025, and then valued the remaining Sealed Air business after reducing proceeds for the assumed Protective sale for $614 million of expected value leakage (including anticipated transaction fees and expenses), in each case as based on estimated cost basis and tax rate information provided by Sealed Air’s management. For the Separation Scenario analysis, in calculating the implied present value of the future price per share of Sealed Air common stock following the assumed Protective sale, Evercore first calculated ranges of implied enterprise value of Sealed Air (following the assumed close of the Protective sale at year-end 2025 (with the Separation Scenario commencing in 2026)) by multiplying Sealed Air’s estimated LTM Adjusted EBITDA as of the end of each respective calendar year between 2025 and 2028 based on the Management Projections and adjusting for the assumed Protective sale by an illustrative enterprise value to LTM Adjusted EBITDA multiple range of 8.0x to 9.0x for 2025E (reflecting valuation of Sealed Air prior to separation) and 9.0x to 10.0x for 2026E and thereafter (reflecting Sealed Air post-Protective sale), a range selected based on Evercore’s professional judgment and experience, to derive an implied future enterprise value reference range for Sealed Air (following the assumed Protective sale). Based on this range of implied future enterprise values, Sealed Air’s estimated net debt and after-tax pension and OPEB liabilities as of the end of each of Sealed Air’s calendar years 2025 through 2028, in each case as provided by Sealed Air’s management, Evercore calculated a reference range of implied future equity values of Sealed Air common stock (following the assumed Protective sale). Evercore then divided the implied future equity values of Sealed Air (following the assumed Protective sale) by an estimate of the number of fully diluted outstanding shares of Sealed Air common stock for each respective calendar year between 2025 and 2028 (reflecting varying counts of fully diluted shares outstanding), based on information provided by Sealed Air’s management as approved by the Board of Directors for use by Evercore, to calculate a reference range of implied future equity values per share for Sealed Air. Evercore then discounted the implied future equity values per share to November 12, 2025 using a discount rate of 12%, representing an estimate of Sealed Air’s cost of equity, ~~as estimated by~~ based on an estimate of Sealed Air’s weighted average cost of capital derived from Evercore’s application of the capital asset pricing model, as well as Evercore’s professional judgment and experience. For the avoidance of doubt, all per-share metrics in this analysis reflect total value per share (inclusive of dividends) and not share price alone.

6.

The first paragraph in the subsection of the Proxy Statement entitled “Opinion of Evercore Group L.L.C.—Summary of Evercore’s Financial Analyses—Equity Research Analyst Price Targets” (page 55 of the Proxy Statement) is hereby amended and restated as follows:

Evercore reviewed selected public market trading price targets for the shares of Sealed Air common stock prepared and published by equity research analysts that were publicly available as of November 12, 2025. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Sealed Air common stock at the time the price target was published. As of November 12, 2025, the median of selected equity research analyst price targets per share of Sealed Air common stock was $42.50, the average price target per share was $43.75, and the range of price targets per share was $38.00 to $52.00, compared to the Merger Consideration of $42.15 per share of Sealed Air common stock, the pre-leak price of $36.38 per share of Sealed Air common stock and the unaffected price of $29.84 per share of Sealed Air common stock. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Sealed Air common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Sealed Air and future general industry and market conditions.

These price targets and corresponding dates are shown in the table below:

As of November 12, 2025:

Firm	Date	Price Target
Morgan Stanley	11/9/25	$41.00
Citi	11/5/25	$43.00
Jefferies	11/5/25	$40.00
RBC	11/5/25	$52.00
Bank of America	11/4/25	$42.00
Baird	11/4/25	$45.00
JP Morgan	11/4/25	$38.00
Mizuho	11/4/25	$41.00
Raymond James	11/4/25	$50.00
Truist	11/4/25	$45.00
UBS	11/4/25	$42.00
Wells Fargo	11/4/25	$46.00

* * *

Important Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction (the “Transaction”) involving the Company, Parent and Merger Sub. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company filed with the SEC the Proxy Statement, which the Company first mailed to its stockholders on or about January 26, 2026. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or the Company’s website at www.sealedair.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Annual Meeting Proxy Statement”), and the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction is included in the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the

Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to raise capital and the terms of those financings; (xiv) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xv) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xvi) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xvii) the effects of animal and food-related health issues on the Company’s business; and (xviii) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Stefanie M. Holland
Name: Stefanie M. Holland
Title: Vice President, General Counsel and Secretary (Duly Authorized Officer)

Dated: February 18, 2026